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                                                                      EXHIBIT 12

GTE South Incorporated
STATEMENT OF THE RATIO OF EARNINGS TO FIXED CHARGES

(Thousands of Dollars)

                                              Six Months Ended
                                               June 30, 1998
                                              ----------------
Net earnings available for fixed charges:
  Income before extraordinary charge             $143,974
  Add - Income taxes                               91,279
        - Fixed charges                            34,988
                                                 --------
Adjusted earnings                                $270,241
                                                 ========

Fixed charges:
  Interest expense                               $ 30,081
  Portion of rent expense
      representing interest                         4,907
                                                 --------
Adjusted fixed charges                           $ 34,988
                                                 ========

RATIO OF EARNINGS TO FIXED CHARGES                   7.72